Exhibit 99.1

Contacts:
Risa Fisher	Jennifer Meyer
Investor Relations	Media Relations
201-414-2002	212-624-3912
rfisher@webmd.net	jmeyer@webmd.net

Kevin Cameron to Become CEO of WebMD Corporation

Tony Holcombe to Become President of WebMD Corporation

Roger C. Holstein to Become CEO of WebMD Health Business Unit

WebMD Board of Directors Evaluating Transaction Types to Make WebMD Health a Separate
Public Company

ELMWOOD PARK, NJ (September 23, 2004) – At its Annual Meeting of Stockholders today, WebMD Corporation (NASDAQ: HLTH) will be making the following announcements regarding changes in its executive management team.

Kevin Cameron to Become Chief Executive Officer of WebMD Corporation

Effective October 1, 2004, Kevin Cameron will become Chief Executive Officer and a Director of WebMD Corporation. Mr. Cameron has been a key member of the management team since 2000. Most recently, as Special Advisor to the Chairman of WebMD, Mr. Cameron focused on key strategic issues in our business. In 2000 and 2001, as Executive Vice President of Business Development and a Member of the Office of the President, Mr. Cameron was integral to the planning and execution of the Company’s restructuring, leading the majority of the renegotiations with our strategic partners, many of whom are important customers today. Mr. Cameron has spent his entire career specializing in healthcare. Prior to 1999, Mr. Cameron was a Managing Director of the Health Care Group at UBS and also had various positions in Investment Banking at Citigroup. Mr. Cameron stated, “I am delighted to assume this new role at WebMD. While real challenges lie ahead, we have immense opportunity. The healthcare system is poised for change, WebMD has assembled great assets and with the right execution, our growth prospects are substantial.”

Tony G. Holcombe to Become President of WebMD Corporation; Continues in Role as President of WebMD Business Services Operating Unit

Also effective on October 1, 2004, Tony Holcombe will become President of WebMD Corporation. Mr. Holcombe will also continue in his role as President of the WebMD Business Services operating unit. Mr. Holcombe joined WebMD in December 2003 and has been key to the transformation underway in the WebMD Business Services unit. Mr. Holcombe’s impressive 24-year track record in transaction processing and financial services in both public and private companies gives him the leadership skills and experience necessary for success in his newly expanded role at WebMD. Mr. Holcombe said, “It has been an exciting time to lead WebMD Business Services through its transformation. We have made tremendous progress in integrating the recent acquisitions and in increasing levels of customer satisfaction. I am looking forward to expanding on this success across the whole of WebMD in my new role.”

Roger C. Holstein to Become Chief Executive Officer of WebMD Health Operating Unit; Continues as Director of WebMD Corporation

Also effective on October 1, 2004, Roger Holstein, current Chief Executive Officer of WebMD Corporation, will become Chief Executive Officer of the WebMD Health operating unit. Prior to becoming CEO of WebMD Corporation in May 2003, Mr. Holstein was the CEO of the WebMD Health unit and during this time was responsible for defining the strategy, acquiring the assets and assembling the business team and along with WebMD Health President, Wayne Gattinella, has made WebMD Health the leading destination for consumers and physicians seeking health information. Mr. Holstein said, “WebMD Health competes in a fast growing and constantly changing business sector and its business requires a high level of management focus in order to capitalize upon the opportunities unique to its business. It is with great enthusiasm that I return to the role of CEO of WebMD Health where I can spend 100% of my time focused on these exciting opportunities. The Board and I decided that I would focus solely on WebMD Health so that we can maximize its value to shareholders.”

Martin J. Wygod, Chairman of the Board of WebMD Corporation, stated “I am pleased to announce these management changes. Kevin has been instrumental in the transformation of WebMD since 2000. In addition to leading the majority of our most important renegotiations with major business partners, Kevin has also led the acquisition team responsible for redefining the WebMD Business Services operating unit over the past year. Kevin’s depth of knowledge about our businesses and strategic understanding of the healthcare market combined with Tony’s exceptional operating skills will allow us to continue the transformation begun under Roger’s leadership. These changes will enable Roger to focus solely on WebMD Health. With Roger’s background in media, telecommunications and pharmaceutical services, he and Wayne Gattinella, WebMD Health’s President, are a powerful team and the one that is best suited to realizing the potential of the WebMD Health opportunity.”

Board of Directors Evaluating Transaction Types to Make WebMD Health a Separate Public Company

WebMD will also announce today at its Annual Meeting of Stockholders that its Board of Directors is evaluating matters related to the transaction to make the WebMD Health business unit a separate public company. As announced at the time of WebMD’s second quarter earnings release in August 2004, WebMD management has been evaluating the possibility of establishing WebMD Health as a separate publicly-traded company and determining whether consummating such a transaction would provide the most value for existing stockholders over the long term. Management is in the process of reviewing the legal, business, finance, tax and accounting issues applicable to an IPO or split-off transaction. WebMD expects that the initial SEC filing for such a transaction, if any, would follow the filing of WebMD’s audited financial statements for 2004 and that the new public company would continue as a strategic partner of WebMD’s other healthcare information technology businesses, WebMD Business Services and WebMD Practice Services.

Annual Meeting of Stockholders and Third Quarter Earnings Release

WebMD’s directors and management will be present at the Company’s Annual Meeting of Stockholders, which is being held today at 9:30 a.m. ET in Teaneck, New Jersey. The meeting will be broadcast live over the Internet. To listen to the audio webcast, go to http://www.webmd.com (in the About WebMD section) at that time. A replay of the meeting will be available at the same web address.

WebMD intends to release its third quarter results on Thursday, November 4, 2004, and to hold a conference call and audio webcast to discuss those results on that day at 4:45 pm ET. To listen to the webcast, go to http://www.webmd.com (in the About WebMD section) at that time. A replay of the conference call will be available at the same web address.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of administrative, financial and clinical software and related services to the nation’s medical practices. WebMD Envoy is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: matters relating to making WebMD Health a separate public company and the timing of any such transaction; projections or measures of future performance of WebMD; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: our ability to structure and consummate separating WebMD Health as a separate public Company; market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.